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                                                                     EXHIBIT 21
                                                                    PAGE 1 OF 1

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                               LIST OF SUBSIDIARIES

                                              State or Country      % of       Name Doing Business
               Subsidiary                     of Incorporation    Ownership            As
--------------------------------------------------------------------------------------------------

Dish Entertainment Corporation                   Colorado          100%        Dish Entertainment
Dish Factory Direct Corporation                  Colorado          100%        Dish Factory Direct
Dish Network Credit Corporation                  Colorado          100%        DNCC
Direct Satellite Broadcasting Corporation        Colorado          100%        DBSC
EchoStar DBS Corporation                         Colorado          100%        EchoStar DBS
EchoStar Engineering Corporation                 Colorado          100%        EchoStar Engineering
EchoStar KuX Corporation                         Colorado          100%        KuX
EchoStar Real Estate Corporation II              Colorado          100%        EREC II
EchoStar Space Corporation                       Colorado          100%        EchoStar Space
EchoStar Satellite Broadcasting Corporation      Colorado          100%(1)     ESBC
Dish, Ltd.                                       Nevada            100%(2)     Dish, Ltd.
DirectSat Corporation                            Delaware          100%(3)     DirectSat
Echo Acceptance Corporation                      Colorado          100%(3)     EAC
Dish Installation Network Corporation f/k/a      Colorado          100%(3)     Dish Installation
  Echonet Business Network, Inc.
Echosphere Corporation                           Colorado          100%(3)     Echosphere
EchoStar International Corporation               Colorado          100%(3)     EchoStar International
EchoStar North America Corporation f/k/a         Colorado          100%(4)     EchoStar North
  EchoStar Licensee Corporation                                                America
EchoStar Real Estate Corporation                 Colorado          100%(3)     EREC
EchoStar Satellite Corporation                   Colorado          100%(3)     ESC
E-Sat, Inc.                                      Colorado          100%(3)     E-Sat
EchoStar Technologies Corporation f/k/a          Texas             100%(3)     EchoStar Technologies
  Houston Tracker Systems, Inc.
HT Ventures, Inc.                                Colorado          100%(3)     HTV


(1)  This is a subsidiary of EchoStar DBS Corporation.
(2)  This is a subsidiary of EchoStar Satellite Broadcasting Corporation.
(3)  This is a subsidiary of Dish, Ltd.
(4)  This is a subsidiary of EchoStar Satellite Corporation.